EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-90029) pertaining to the Concur Technologies, Inc. 401(k) Plan of our report dated June 27, 2006, with respect to the financial statements of Concur Technologies, Inc. 401(k) Plan as of December 31, 2005 and 2004, and for the year ended December 31, 2005, included in this Annual Report (Form 11-K).

/s/ MOSS ADAMS LLP

Seattle, Washington

June 27, 2006